Exhibit 2.06

                           BLUEPHOENIX SOLUTIONS LTD.
                                 8 MASKIT STREET
                                  HERZLIA 46120
                                     ISRAEL

                                February 18, 2005

To:  Omicron Master Trust
     Cranshire Capital LP
     Iroquois Capital L.P
     Smithfield Fiduciary LLC

Ladies and Gentlemen:

      In connection with the purchase by the purchasers ("you" or the "Investors") of 2% Convertible Debentures Due November 30, 2004, issued on March 30, 2004, as amended by the Letter Amendment, dated as of May 13, 2004 (the "Debentures"), of BluePhoenix Solutions Ltd., an Israeli company (the "Company"), and warrants to purchase ordinary shares, par value NIS 0.01 per share, of the Company, dated March 30, 2004 (the "Warrants"), pursuant to the terms of the Securities Purchase Agreement, dated as of March 30, 2004, between the Company and each of you (the "Purchase Agreement"), and in connection with a related Registration Rights Agreement, dated as of March 30, 2004, between the Company and each of you (the "Registration Rights Agreement", and together with the Purchase Agreement, the Debentures and the Warrants, the "Transaction Documents"), you and the Company hereby agree as follows:

      1. Amendments to the Transaction Documents.

         (a) Purchase Agreement. The Purchase Agreement shall be amended in the following manner:

                  (i) The definition of Debentures in Section 1.1 of the
            Purchase Agreement which reads "the 2% Convertible Debentures due thirty-two months from their date of issuance" is hereby deleted and replaced with "the Convertible Debentures due forty-four months from their date of issuance".

                  (ii) The first portion of the first sentence in Section
            4.16(a) of the Purchase Agreement which reads "From the date hereof until 180 days after the Effective Date" is hereby deleted and replaced with "From the date hereof until 360 days after the Effective Date".

                  (iii) The Set Price of the Debentures purchased pursuant to the Investor's additional investment right referenced in Section 4.16(a)(i)(A) of the Purchase Agreement is hereby amended by deleting "$5.70" and replacing it with "$4.50".

                  (iv) Subsections (ii) and (iii) of Section 4.16(a) are hereby deleted and replaced with "(ii) the Filing Date shall be 45 days after all Purchasers have exercised their right to purchase additional debentures and warrants



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            hereunder and completed such purchase, (iii) the Effectiveness Date shall be 90 days after the Filing Date (120 days in the event of a review by the Commission)". The parties hereby agree that the 15-day grace period set forth in Section 2(b)of the Registration Rights Agreement applies to any additional Registration Statements filed to register ordinary shares underlying debentures and warrants purchased pursuant to the additional purchase right in Section 4.16(a) of the Purchase Agreement.

                  (v) The first portion of the first sentence in Section 4.16(b)
            of the Purchase Agreement which reads "From the date hereof until 180 days after the Effective Date" is hereby deleted and replaced with "From the date hereof until 360 days after the Effective Date".

           (b) Debentures. The Debentures shall be amended in the following manner:

                  (i) The Original Conversion Price of the Debentures set forth on the cover page is hereby amended by deleting "$5.70" and replacing it with "$5.25".

                  (ii) Any reference in the Debentures, including the Schedule and Annex thereto, describing the Debentures as the "2% Convertible Debenture Due November 30, 2006" is hereby deleted and replaced with "Convertible Debenture Due November 30, 2007".

                  (iii) The date in the definition of "Maturity Date" in the first sentence of the second paragraph of the Debentures which reads "November 30, 2006" is hereby deleted and replaced with "November 30, 2007".

                  (iv) The portion of the first sentence of the second paragraph which reads "at the rate of 2% per annum" is hereby deleted and replaced with "at the rate of interest equal to the LIBOR (the London Interbank Offered Rate) offered rates for deposits in U.S. dollars having a maturity of six months commencing on the fifth London business day immediately prior to such Interest Payment Date (as defined below)".

                  (v) The definition of Set Price in Section 4(c)(i) of the
            Debentures is hereby amended by deleting "$5.70" and replacing it with "$5.25".

            (c) Warrants. The Warrants shall be amended in the following manner:

                  (i) Any reference in the Warrants to the number of shares
            underlying the Warrants shall be deleted and replaced with the respective number set forth in the respective row in the table below:



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                  Investor                     Deleted Number    Amended Number
                  --------                     --------------    --------------
                  Omicron Master Trust            241,228           157,143
                  Smithfield Fiduciary LLC         87,719            57,143
                  Iroquois Capital L.P.            65,789            42,857
                  Cranshire Capital L.P.           43,860            28,571

                  (ii) The portion of the first sentence of Section 3(d) of the
            Warrants which reads "If at any time after one year from the date of issuance of this Warrant" is hereby deleted and replaced with "If at any time after March 18, 2005".

            (d) Registration Rights Agreement. The definition of "Effectiveness Date" in Section 1 of the Registration Rights Agreement is hereby amended by deleting it in its entirety and replacing it with the following: "`Effectiveness Date' shall mean March 18, 2005."

      2. Waiver. Each of you hereby irrevocably waives and releases the Company from any claims whatsoever of every kind and nature, known or unknown, at law or in equity, and whether or not discoverable, which it has or may have in connection with any matter arising out of or relating to the requirements of the Company relating to the filing and effectiveness date of the Registration Statement (as defined in the Registration Rights Agreement) set forth in Section 3 of the Registration Rights Agreement and Section 3(a) of the Debentures, including, without limitation, any claims for damages under Section 2(b) of the Registration Rights Agreement or any rights or remedies that the Investors may otherwise have as a result of the occurrence of an Event of Default (as defined in Section 3(a) of the Debentures, under clause (ix) or (xi) of such section) and any such breach of the obligations under the Registration Rights Agreement or Event of Default under the Debentures is hereby waived.

      3. Accredited Investor. At the time such Investor was offered the Debentures, Warrants and the ordinary shares underlying each of them at the terms described in this letter agreement (collectively, the "Securities"), it was, and at the date hereof it is, and on each date on which it exercises any Warrants or converts any Debentures it will be, an "accredited investor" as defined in Rule 501(a) under the Securities Act of 1933, as amended (the "Securities Act"). Such Investor has not been formed solely for the purpose of acquiring the Securities. Such Investor is not a registered broker-dealer under
Section 15 of the Securities Exchange Act of 1934, as amended.

      Such Investor is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof, without prejudice, however, to such Investor's right, subject to the provisions of this letter agreement and the Transaction Documents, at all times to sell or otherwise dispose of all or any part of such Securities pursuant to an effective registration statement under the Securities Act, or under an exemption from such registration and in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by such Investor to hold Securities for any period of time or limit such Investor's right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws. Such Investor is acquiring the Securities hereunder in the ordinary course of its business. Such Investor does not have any agreement or understanding, directly or indirectly, with any person or entity to distribute any of the Securities.

      4.  Miscellaneous.

         (a) The Company hereby agrees that upon its receipt from each of you of the original Debenture and Warrant, it shall promptly issue and send to you an amended and restated Debenture and Warrant reflecting the revisions made herein.

         (b) Except as specifically amended by the terms of this letter agreement, the Transaction Documents shall remain unmodified and in full force and effect, and shall not be in any way changed, modified or superseded by the terms set forth herein. Capitalized terms used herein but not defined shall have their meanings ascribed to them in the respective Transaction Document.

         (c) This letter agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. Execution of this letter agreement may be made by delivery by facsimile.

         (d) The Company acknowledges and agrees that no consideration other than the consideration set forth herein has been or shall be offered or paid to any other person to obtain your agreement to enter into this letter agreement. The first sentence of this paragraph and the simultaneous distribution of this letter agreement to you is intended to treat for the Company the Investors as a class and shall not in any way be construed as the Investors acting in concert or as a group with respect to the purchase, disposition or voting of the Company's securities or otherwise. For clarification purposes, the Company agrees and acknowledges that each Investor's agreement to the terms hereunder constitutes a separate and independent decision by such Investor.

         (e) This letter agreement shall be governed by and construed in accordance with the internal laws of the State of New York without regard to its choice of law principles.



                            [Signature Page Follows]

                                        Very truly yours,

                                        BluePhoenix Solutions Ltd.


                                        By: _________________________
                                        Name:
                                        Title:

Accepted and agreed to as of the date first written above:

Omicron Master Trust


By: _________________________
Name:
Title:

Cranshire Capital LP


By: _________________________
Name:
Title:

Iroquois Capital L.P


By: _________________________
Name:
Title:

Smithfield Fiduciary LLC


By: _________________________
Name:
Title: